SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                             ------------------------

                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE


                    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported): August 30, 1996
                                                           ---------------
                                 Magna Group, Inc.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)




                 Delaware                 0-8234           37-0996453
         ------------------------      ------------   -------------------
         (State of Incorporation)      (Commission       (IRS Employer
                                       File Number)   Identification No.)




         One Magna Place, 1401 South Brentwood Boulevard,
         St. Louis, Missouri                                    63144-1401
         -----------------------------------------------------  ----------
         (Address of principal executive offices)                 Zip Code



                                  (314) 963-2500
              --------------------------------------------------------
                  (Registrant's telephone number, including area code)





                     INFORMATION TO BE INCLUDED IN THE REPORT


         ITEM 5.   OTHER EVENTS.

              On August 30, 1996, Magna Group, Inc., a corporation orga-nized and existing under the laws of the State of Delaware ("Ma-gna"), and Homeland Bankshares Corporation, a corporation orga-nized and existing under the laws of the State of Iowa ("Home-land"), and each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Homeland will be merged with a wholly owned sub-sidiary of Magna (the "Merger"). The Boards of Directors of both Magna and Homeland approved the Merger Agreement and the transac-tions contemplated thereby at their meetings held on August 30, 1996.

              In accordance with the terms of the Merger Agreement, each share of Homeland common stock, par value $12.50 per share ("Home-land Common Stock"), outstanding immediately prior to the effec-tive time of the Merger (the "Effective Time") may be exchanged for 1.55 shares of Magna common stock, par value $2.00 per share ("Magna Common Stock"), for 57% of the aggregate consideration or for $37.50 in cash for 43% of the aggregate consideration, subject to adjustment as of closing to equalize the value of the cash and stock consideration. Homeland shareholders may elect to receive either all Magna Common Stock, all cash or a mixture of Magna Com-mon Stock and cash for their shares of Homeland Common Stock, sub-ject to certain limitations.

              The Merger is intended to constitute a tax-free reorganiza-tion under the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase. Following the consummation of the Merger, Erl A. Schmiesing, Chairman, President and Chief Executive Officer of Homeland, and Douglas K. Shull will become directors of Magna.

              Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of Homeland of appropriate matters relating to the Merger Agreement and the Merger, as required to be approved under applicable law; (ii) re-ceipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regula-tory authorities; (iii) receipt of opinions of counsel as to the tax consequences of certain aspects of the Merger; (iv) registra-tion of the shares of Magna Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws; and (v) satisfaction of certain other conditions.

              The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a meeting of the share-holders of Homeland. Prior to such meeting, Magna will file a





         registration statement with the Securities and Exchange Commission registering under the 1933 Act the Magna Common Stock to be issued in the Merger. Such shares of Magna Common Stock will be offered to the Homeland shareholders pursuant to a prospectus that will also serve as a proxy statement for the Homeland shareholders' meeting.

              The preceding description of the Merger Agreement is quali-fied in its entirety by reference to the copy of the Merger Agree-ment included as Exhibit 2 hereto and which is hereby incorporated herein by reference.

              Immediately after executing the Merger Agreement, Magna and Homeland entered into a Stock Option Agreement, dated August 30, 1996 (the "Stock Option Agreement"), pursuant to which Homeland granted to Magna an option to purchase, under certain circum-stances, up to 1,134,972 shares of Homeland Common Stock at a price, subject to certain adjustments, of $34.00 per share (the "Magna Option"). The Magna Option if exercised, would equal, be-fore giving effect to the exercise of the Magna Option, 19.9% of the total number of shares of Homeland Common Stock outstanding as of August 30, 1996. The Magna Option was granted by Homeland as a condition and inducement to Magna's willingness to enter into the Merger Agreement. Under certain circumstances, Homeland may be required to repurchase the Magna Option or the shares acquired pursuant to the exercise of the Magna Option.

              The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock Option Agreement included as Exhibit 99.1 hereto and which is hereby incorporated herein by reference.

         ITEM 7.   Financial Statements and Exhibits.

              (c)  Exhibits
                   --------

         Exhibit   Description
         -------   -----------

         2 Agreement and Plan of Reorganization, dated as of August 30, 1996, by and between Magna Group, Inc. and Homeland Bankshares Corporation.

         99.1 Stock Option Agreement, dated August 30, 1996, between Magna Group, Inc., as grantee, and Homeland Bankshares Corporation, as issuer.

         99.2 Text of press release, dated September 3, 1996, issued by Magna Group, Inc.






                                  Signatures
                                  ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      MAGNA GROUP, INC.
                                      (Registrant)
                                      ------------

                                      By: /s/ Ronald A. Buerges
                                         ------------------------
                                            Ronald A. Buerges
                                            Executive Vice President and
                                            Chief Financial Officer







         Dated: September 6, 1996






                                   EXHIBIT INDEX

         Exhibit No.    Description of Exhibit
         -----------    ----------------------
         2              Agreement and Plan of Reorganization, dated as of
                        August 30, 1996, by and between Magna Group, Inc.
                        and Homeland Bankshares Corporation.

         99.1 Stock Option Agreement, dated August 30, 1996, be-tween Magna Group, Inc., as grantee, and Homeland Bankshares Corporation, as issuer.

         99.2 Text of press release, dated September 3, 1996, issued by Magna Group, Inc.